SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the  registrant  [ ]

Check the  appropriate  box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          HURON NATIONAL BANCORP, INC.
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                          Huron National Bancorp, Inc.

                               President's Message


April 2, 2001

To Our Shareholders and Customers:

We celebrate 20 years of banking, and will continue to stand behind the philosophy which has allowed us to grow and prosper. We remain a committed, community bank. The steady growth of our company is predicted upon solid financial performance, sound asset management, and our dedication to the core values that have been an integral part of Huron National Bank since that first day in May of 1980.

We continue to expand our client base with our commitment to provide our customers with exceptional service, outstanding value and relationship banking. The years may change, but our commitments do not.

Record Earnings -
Net income for 2000 increased to $470,073 up 12.05% over 1999. Return on common shareholder's equity was 9.25%; and earnings per share increased again from 6.71% to 7.52%. Dividends paid per common share was $2.25 per share, another increase in the past 11 consecutive years. Deposits grew to $35,375,000 and loans, net of provision for possible loan losses totaled $28,815,000 an increase of $2,292,758 over the previous year. Total assets increased to $39,225,000, an increase of 6.36% over 1999.

Our Strategies -
The core strategies of Huron National Bancorp, Inc. revolve around our resolution to maximize the creation of long term shareholder value. Specifically, we work very hard to achieve consistency, to maintain loan quality and to achieve excellent growth in earnings per share.

PEOPLE   are   the   heart   and   soul   of   every   business.    Face-to-face
meetings...behind-the-scenes operations....service with a smile...people make it all happen. They conceive, create, assess and implement to ensure the Bank offers the products and services customers want and expect. While advance technology may seem the magic link between service and consumers; computers are mere mechanical conduits.

The Bank's  employees  distinguish  that  business from  competitors,  nurturing
longtime  customer  relationships,   forging  new  customer  relationships;  and
portraying Bank image and attitude with every daily interaction.

We again thank all of you for your continuing support. We assure you that we will maintain our discipline and focus on the strategies that will maximize shareholder value and look forward to having you attend the Annual Meeting on April 25, 2001.

Sincerely,


/s/ Michael L. Cahoon
Michael L. Cahoon
President and CEO

HURON NATIONAL BANCORP, INC.



April 2, 2001




To our Shareholders:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Huron National Bancorp, Inc. This year's meeting will be held at 200 East Erie Street, Rogers City, Michigan on Wednesday, April 25, 2001 at 10:00 a.m. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

     Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

Sincerely,


/s/ Michael L. Cahoon
Michael L. Cahoon
President and Chief Executive Officer




                  200 East Erie Street, Rogers City, MI 49779
        Phone (517) 734-4734 Fax (517) 734-4737 Email hnb@george.lhi.net

                NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS OF
                          HURON NATIONAL BANCORP, INC.

--------------------------------------------------------------------------------
10:00 a.m., April 25, 2001
Huron National Bank Meeting Room
200 East Erie Street
Rogers City, MI  49779
--------------------------------------------------------------------------------


April 2, 2001

To our Shareholders:

     The 2001 Annual Meeting of Shareholders of Huron National Bancorp, Inc. will be held at Huron National Bank's Meeting Room, 200 East Erie Street, Rogers City, Michigan on Wednesday, April 25, 2001 at 10:00 a.m. Shareholders will act on the following matters:


     (1)  Election of three directors to serve for terms of three years;

     (2) Transaction of such other business as may properly come before the Annual Meeting, or any adjournments.


     Shareholders of record at the close of business on March 16, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting in person, your Board of Directors urges you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,


/s/ Paulette D. Kierzek
Paulette D. Kierzek
Secretary

Huron National Bancorp, Inc.


                                 PROXY STATEMENT

     The Board of Directors of Huron National Bancorp, Inc., (the "Corporation") solicits your proxy for use at the Annual Meeting of Shareholders to be held on Wednesday, April 25, 2001 at 10:00 a.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning April 2, 2001.

     In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors. The information in this Proxy Statement has been supplied to you to help you decide how to vote.

     As of March 16, 2001, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 62,500 outstanding shares of Common Stock of the Corporation. Each outstanding share is entitled to one vote on all matters, which may come before the Annual Meeting.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing before the proxy is exercised, by delivering to the Secretary a proxy bearing a later date, or by attending the Annual Meeting and voting in person.


PROPOSAL 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors, which currently consists of nine members, be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. The Board has nominated incumbent directors Michael L. Cahoon, Donald A. Hampton and John S.Tierney for reelection as directors for three-year terms expiring at the 2004 annual meeting.

     The persons named as proxy holders in the accompanying proxy will vote for the above-named nominees, unless directed otherwise on the Proxy Card. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board may designate a substitute nominee, in which case the accompanying proxy will be voted for the substituted nominee.

     A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the three individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker nonvoters, and shares otherwise withheld from voting will not be counted as shares voted and will not have a bearing on the outcome of the election.

     The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

     Information concerning the three nominees and the six continuing Board members is set forth on the following page.

    Nominees for Election as Directors for three-year Terms to Expire in 2004
--------------------------------------------------------------------------------

Michael L. Cahoon, 67, Director since 1984

Mr. Cahoon has been President and Chief Executive Officer since the acquisition of Huron National Bank as a wholly owned subsidiary in May of 1990.

Donald A. Hampton, 60, Director since 1982

Mr. Hampton owns and operates Hampton's IGA, Inc. Supermarkets with locations in Rogers City, Harrisville and Ossineke. In addition, he is a partner and President of the Buoy, Inc. Restaurant located in Rogers City.

John S. Tierney, 52, Director since 1997

Mr. Tierney owns Tierney & Williams, Inc. He is President of 211 Bar & Restaurant, a partner of Knost Cottages Resort on Black Lake for approximately 25 years and is a co-founder of Aurora Gas, a public utility. Mr. Tierney has served as Secretary and Treasurer of Aurora Gas since 1984.


                 Continuing Directors Whose Terms Expire in 2002
--------------------------------------------------------------------------------

Leon Delekta, 74, Director since 1980

Mr. Delekta is a retired owner and operator of Delekta & Sons, a Potato Farm and Truck Transportation Company.

Lynwood Lamb, 65, Director since 1981

Mr. Lamb is a retired President of a pharmaceutical company. He is currently serving in the capacity of an Investment Advisor.

Louis D. Dehring, 69, Director since 1980

Mr. Dehring is a retired Marine Engineer and currently owner and operator of Paull's Investments, a real estate firm.


                 Continuing Directors Whose Terms Expire in 2003
--------------------------------------------------------------------------------

Ervin Nowak, 69, Director since 1980

Mr. Nowak is currently President of Builders Mart, Inc., a window, glass and wood Retail Company and President of Nautical City Enterprises, Inc., a commercial real estate rental. Mr. Nowak also serves as Chairman of the Board of Directors of Huron National Bancorp, Inc. and the Bank.

Marvin C. Beatty, 66, Director since 1980

Mr. Beatty is a Real Estate Broker and Appraiser and owns and operates State Wide Realty of Onaway. Mr. Beatty also serves as Vice-Chairman of Huron National Bancorp, Inc. and the Bank.

Eugene McLean, 75, Director since 1980

Mr. McLean is a retired Great Lakes Shipping Captain.
--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

The same individuals serve on the Board of Directors of the Corporation and the Bank. The Corporation's Board of Directors had nine meetings in 2000. Each Director attended at least 75% of all Board of Directors' and Committee Meetings of the Corporation for which they were eligible to attend.

The Board of Directors has established the following committees, the member of which are appointed annually by the Board of Directors: 1) an Audit Committee;
2) an Executive Committee; and 3) Compensation Committee.

The Executive Committee meets on an "as needed" basis and exercises the power of the Board of Directors on such matters as loans and investment securities and approvals between regular Board Meetings. All actions of this Committee are reviewed and ratified by the full Board of Directors. This Committee consists of Messrs. Nowak, McLean, Beatty, Hampton and Delekta. There were two meetings held in 2000.

The Audit or Examination Committee in 2000 was composed of the entire Board. This committee recommends the selection of the Company's independent auditors; reviews the scope of audit procedures, the results of the respective audits and audit recommendations to management. This committee held six meetings during 2000.

The Independence of Audit Committee (the "Independent Audit Committee") members consists of Messrs. Hampton, Tierney and Beatty. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

The Independent Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2000 (the "Consolidated Financial Statements"):

(i) the Independent Audit Committee has reviewed and discussed the audited, Consolidated Financial Statements with the Company's management; (ii) the Independent Audit Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Consolidated Financial statements; (iii) the Independent Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed with the auditors the auditors' independence from the Company; and (iv) based on the review and discussions referred to above, the Independent Audit Committee recommended to the Board of Directors that the Consolidated Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     Donald A. Hampton         John S. Tierney            Marvin C. Beatty

This independent committee held 3 meetings in 2000. The Board of Directors has not adopted a written charter for the Audit Committee.

The Compensation Committee in 2000 was composed of the entire Board. This Committee meets annually to review compensation of staff and executive officers and all employee benefit programs. It met once in 2000.

The Board of Directors held one Organizational Meeting in 2000, at which these committees were established. The regular Bank Board meetings were held on the third Monday of each month except in April of 2000 when the Annual Meeting, Organizational Meeting and monthly Meeting were held the last Wednesday of the month.


VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

At March 16, 2001, the Corporation had outstanding 62,500 shares of common stock, par value $10.00 per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 16, 2001, the record date fixed by the Board of Directors. The inspectors of the meeting, who are appointed by the Corporation, count votes cast at the meeting and submitted by proxy.

The information in the following table sets forth the beneficial ownership of the Corporation's common stock, as of March 16, 2001, owned by each director of the Corporation and by all directors and executive officers of the Corporation as a group.

                                               Amount and Nature of           Percent of
Name and Beneficial Owner                     Beneficial Ownership (1)          Class
-------------------------                      --------------------             -----
Marvin C. Beatty                                     2,065                      3.30%
Michael L. Cahoon                                    1,180(2)                   1.89%
Louis D. Dehring                                     2,958(3)                   4.73%
Leon Delekta                                           308                      0.49%
Donald A. Hampton                                    1,000(4)                   1.60%
Lynwood Lamb                                         5,183(5)                   8.29%
Eugene McLean                                        3,849(6)                   6.16%
Ervin Nowak                                          1,472(7)                   2.36%
John S. Tierney                                        275                      0.44%
                                                 -----------                 --------
All directors and executive officers of the
Corporation as a group (eleven persons)             18,570                     29.71%
                                                 ===========                 ========

(1) Unless otherwise indicated in the following footnotes, each director or officer has sole voting and investment power or shares voting and investment power with his spouse under joint ownership.
(2) Michael L. Cahoon Trust with Michael L. Cahoon as Trustee owns all of the shares except for 75 s hares owned by Mr. Cahoon's spouse.
(3) Louis D. Dehring Trust with Louis D. Dehring as Trustee owns all of the shares.
(4) All of the shares are owned by Donald and Mary Lou Hampton Trust with Donald Hampton as a Trustee.
(5) Of the shares owned by Lynwood Lamb, 1,650 shares are held by the Lamb Retirement Trust and 3,533 by the Lamb Trust, both of which Mr. Lamb is Trustee and the former of which Mr. Lamb disclaims beneficial ownership.
(6)  The McLean Trust with Eugene McLean as Trustee owns all of the shares.
(7) Ervin Nowak Trust with Ervin Nowak as Trustee owns all of the shares except for 736 shares owned by Mr. Nowak's spouse.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 16, 2001, no person was known by Management of the Corporation to be the beneficial owner of more than 5 percent of the outstanding common stock of the Corporation except as follows:

-----------------------------------------------------------------------------------------------------------------
                                                                      Amount and  Nature of           Percent of
Title of Class              Name and Address of Beneficial Owner      Beneficial Ownership               Class
--------------              ------------------------------------      --------------------               -----
Common Stock                Lynwood Lamb                                   5,183(1)                      8.29%
                            P.O. Box 777
                            Bay City, MI  49706
Common Stock                Eugene McLean                                  3,849(2)                      6.16%
                            255 S. Third Street
                            Rogers City, MI  49779
-----------------------------------------------------------------------------------------------------------------

(1) Mr. Lamb, a director of the Corporation, disclaims beneficial ownership of 1,650 shares, which are held by the Lamb Retirement Trust of which Mr. Lamb is the Trustee.
(2)  The McLean Trust with Eugene  McLean as Trustee own all of the shares.


SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Corporation's Chief Executive Officer for each of the three years ended December 31, all of which were paid by the Bank.

                                                       Annual Compensation               All Other
              Name & Principal Position           Year      Salary      Bonus         Compensation (1)
              -------------------------           ----      ------      ------        ----------------
              Michael L. Cahoon                   2000      $63,518     $12,288           $8,897
              President and                       1999      $61,668     $10,976           $8,579
              Chief Executive Officer             1998      $59,668     $10,080           $8,072

(1) Includes Board Fees, and Company contribution to the SEP Plan on behalf of the employee.

The aggregate compensation paid to the three executive officers as a group, was $203,558, for the year ended December 31, 2000. The other two executives are Dale L. Bauer and Paulette D. Kierzek. Mr. Bauer, 50, has served as Vice-President of Huron National Bank since 1980. Mrs. Kierzek, 51, is Chief Financial Officer of Huron National Bancorp, Inc., and for more than five years prior hereto, served as Secretary to the Board of Directors and Cashier of Huron National Bank.

Each director and officer is paid a monthly board fee of $450. No additional fees are paid for serving as a director or officer of the Corporation.


OTHER TRANSACTIONS

During 2000, the subsidiary Bank of the Corporation had outstanding and entered into credit relationships and other transactions with directors and executive officers of the Corporation and their associates in the ordinary course of business. The loans and extensions of credit included in such transactions: (1) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other; (2) did not involve more than the normal risk of collectibility or present other unfavorable features; and (3) were repaid as scheduled or, to the extent still outstanding, remain current in their respective repayment schedules.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Crowe, Chizek and Company LLP, independent public accountants for the year ended December 31, 2000, have examined the financial statements of the Corporation. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting to respond to questions, although such representatives have the opportunity to be present and make a statement if they desire to do so. The Board of Directors has reappointed Crowe, Chizek and Company LLP, as the independent public accountants of the Corporation for the year ending December 31, 2001.


PRINCIPAL ACCOUNTANT'FEES

The following amounts were paid to the Corporation'independent public accounts, Crowe, Chizek and Company LLP for the year 2000.

        -   Audit Fees  -  $34,500

        -   Financial Information Systems Design and Implementation Fees  - None

        -   All Other Fees - $4,800

The Bank's Audit Committee believes the services provided by Crowe, Chizek and Company LLP in exchange for the fees set forth above under the captions "Information Systems Design and Implementation" and "All Other Fees" are compatible with maintaining Crowe, Chizek and Company LLP's independence.


LITIGATION

The Corporation is not involved in any material legal proceedings. The Bank is involved in routine proceedings in the ordinary course of its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered by the Corporation for inclusion in the 2002 Annual Meeting of Shareholders proxy material must be received by the Corporation no later than December 14, 2001.


EXPENSES OF SOLICITATION

The costs of the solicitation of proxies, including the cost of reimbursing expenses for forwarding proxy statements and proxies to their principals and obtaining their proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by a few regular employees of the Corporation without additional compensation.


OTHER BUSINESS

The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgement of the persons authorized therein, and discretionary authority to do so is included in the proxy. If the Corporation receives notice of a shareholder proposal after February 23, 2002, the persons named as proxies for the 2002 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

The Annual Report of the Corporation for 2000 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

Shareholders are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS,



/s/ Paulette D. Kierzek
Paulette D. Kierzek
Secretary

April 2, 2001





FORM 10-K ANNUAL REPORT

The Corporation will provide (without charge) to any shareholders solicited hereby a copy of its 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission upon the written request of such shareholder. Requests should be directed to the Corporation's Secretary, Paulette D. Kierzek, 200 E. Erie Street, P.O. Box 240, Rogers City, MI. 49779.